POWER OF ATTORNEY



          The undersigned constitutes and appoints Hannah
Prior and John Kahle, and each of them, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign any and all SEC statements of beneficial ownership of securities on Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of
1934, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 16(a), as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

          A copy of this power of attorney shall be filed with the Securities and Exchange Commission. The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorney-in-fact.

          This power of attorney revokes my previous power of attorney dated September 2, 1992.




Dated:  September 6, 2000.


                           /s/  Brian K.Habig
                           Signature of Reporting Person


                           Brian K.Habig,
                           Proposal Center Manager
                           for Kimball Electronics Group
                           Name and Title